THE EDELMAN FINANCIAL GROUP INC.

CODE OF ETHICS

October 2013

THE EDELMAN FINANCIAL GROUP INC.

CODE OF ETHICS

Contents

Statement of General Policy

4

Standards of Business Conduct

4

Standards of Personal Conduct

5

DEFINITIONS

5

Personal Securities Transactions

6

General Policy

6

Covered Accounts

7

Reportable and Exempt Securities

7

Participation in Initial Public Offerings (“IPO”) are Prohibited

7

Preclearance Procedures

7

Black-Out Period

8

Interested Transactions

9

Outside Brokerage Accounts and Holdings

9

Reporting Requirements

9

Annual Holdings Report

10

Quarterly Transactions Report

10

Transactions Exempt from Reporting

11

Monitoring and Review of Personal Securities Transactions

11

Reporting Violations and Remedial Actions

11

Disclosure Requirements

12

Certification

12

Initial Certification

12

Acknowledgement of Amendments

12

Annual Certification

12

Further Information

13

Prohibition Against Insider Trading

13

Policy Statement

13

Who is an Insider?

13

What is Material Information?

13

What is Nonpublic Information?

14

Identifying Possession of Inside Information

14

Contacts with Public Companies

14

Tender Offers

14

Prohibited Acts

14

Gifts and Entertainment

15

Background

15

General Policy

16

Reporting Requirements

16

Outside Business Activities

16

General Policy

16

Reporting Requirements

16

Political Contributions

17

General Policy

17

Pre-clearance Requirements

17

Marketing and Promotional Activities

18

Testimonials

18

Media Contact

18

Social Networks, Websites, Chat Rooms and Other Electronic Communication Systems

18

Social Media

18

Websites, Chat Rooms and Blogs

19

Exhibit A

20

TEFG Companies that have adopted the Code of Ethics

20

Rev 10.2013

TEFG Code of Ethics

2 of 22

Code of Ethics

Statement of General Policy

The subsidiaries of The Edelman Financial Group Inc. are dedicated to helping clients achieve their financial goals, enhancing consumers’ knowledge of money matters and serving each client with integrity by providing sound financial guidance in a caring and professional manner.  The Edelman Financial Group places a high priority on maintaining its reputation for integrity and professionalism.  Our reputation is a vital business asset and the confidence and trust placed in our firm by our clients is something we value and endeavor to protect at all times.

In support of this mission and to ensure that The Edelman Financial Group employees conduct business fairly, impartially, and in an ethical and proper manner, this Code of Ethics (“Code”) has been adopted by The Edelman Financial Group Registered Investment Adviser subsidiaries listed on Exhibit A hereto (each referred to as “TEFG” for the purposes of application of this Code of Ethics) and is designed to comply with Rule 204A-1 under the Investment Advisers Act of 1940 (“Advisers Act”).

Pursuant to Section 206 of the Advisers Act, both TEFG and its employees are prohibited from engaging in fraudulent, deceptive or manipulative conduct.  Compliance with this section involves more than acting with honesty and good faith alone.  It means that TEFG has an affirmative duty of utmost good faith to act solely in the best interest of its clients.  The purpose of the Code is to preclude activities that may lead to or give the appearance of conflicts of interest, insider trading and other forms of prohibited or unethical business conduct.

The provisions of the Code are not all-inclusive.  Rather, they are intended for employees of TEFG as a guide in their conduct.  In those situations where an employee may be uncertain as to the intent or purpose of the Code, he/she is advised to consult with the CCO.  The CCO may grant exceptions to certain provisions contained in the Code only in those situations when it is clear beyond dispute that the interests of TEFG’s clients will not be adversely affected or compromised.

This Code establishes rules of conduct for all employees of TEFG and is designed to, among other things, govern personal securities trading activities in the accounts of employees.  The Code is based upon the principle that TEFG and its employees owe a fiduciary duty to TEFG clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid:

(i)

Serving their own personal interests ahead of clients;

(ii)

Taking inappropriate advantage of their position with the firm; and

(iii)

Any actual or potential conflicts of interest or abuse of their position of trust and responsibility.

The CCO is responsible for overseeing the Code and, where applicable, providing any revisions and implementing its provisions.  The CCO will periodically report to the CEO to document compliance with this Code.

Standards of Business Conduct

In addition to complying with the various laws and regulations above, TEFG requires its employees to abide by the highest standards of ethical business conduct in the performance of their responsibilities.

TEFG and its employees are subject to the following specific fiduciary obligations when dealing with clients:

(i)

Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;

(ii)

Ensure that investment advice is suitable and meets the client’s individual objectives, needs and circumstances;

(iii)

Do not engage in any conduct or activity that may raise questions as to the firm's honesty, impartiality or reputation;

(iv)

Conduct all personal securities transactions in a manner consistent with this policy;

(v)

Do not engage in any conduct or activity, whether or not specifically prohibited in the firm's personnel policies, which might result in or reasonably be expected to adversely affect the confidence of our clients and/or the public in the integrity of the firm;

(vi)

Do not engage in any conduct or activity that conflicts with the interests of the firm;

(vii)

Refrain from engaging in any conduct or activity that is unprofessional, whether in business or personal matters, which might reflect negatively against the employee or the firm; and

(viii)

Comply with applicable provisions of the federal securities laws.

Standards of Personal Conduct

Employees must demonstrate the highest personal integrity through their honesty and ethical conduct. They must abide by the law and demonstrate attributes such as being truthful with others. Employees are subject to background investigations and credit checks prior to employment and on an ongoing basis.  They must exercise fiscal responsibility and acceptance of responsibility for financial obligations.

Employees are required to promptly inform the CCO if they:

(i)

Are charged, arrested or indicted for any criminal offense;

(ii)

Are named in an investment-related customer complaint or arbitration;

(iii)

Are named as a party in a regulatory proceeding;

(iv)

Are named in investment-related litigation;

(v)

Make a compromise with creditors or file a bankruptcy petition; or

(vi)

Have an unsatisfied judgment or lien against them.

DEFINITIONS

For the purposes of this Code, the following definitions shall apply:

•

“Supervised person” means all of TEFG’s employees, partners, officers, directors, and non-employees who 1) provide investment advice on behalf of TEFG; and 2) are subject to TEFG’s supervision and control.

•

“Access person” means any supervised person who has access to nonpublic information regarding any client's purchase or sale of securities, or is involved in making securities recommendations to clients that are nonpublic. As a matter of policy, TEFG designates all employees of the firm as Access persons with respect to its compliance with Rule 204A-1.

•

“Account” means accounts owned or controlled by any employee/Access person and includes accounts of the employee’s immediate family members (any relative by blood, marriage or domestic partnership living in the employee’s household), and any account in which he or she has a direct or indirect beneficial interest, such as trusts and custodial accounts or other accounts in which the employee has a beneficial interest or exercises investment discretion.

•

“Beneficial ownership” means a direct or indirect pecuniary interest in a security, as set forth in Section 16 of the Securities Exchange Act of 1934.  Access persons are considered to have beneficial ownership of securities if they have or share a direct or indirect pecuniary interest in the securities.

•

“Pecuniary interest” Access persons have a pecuniary interest in securities if they have the ability to directly or indirectly profit from a securities transaction.

•

“CCO” refers to the designated Chief Compliance Officer of each of The Edelman Financial Group’s Registered Investment Advisers.

•

“CEO” refers to the Chief Executive Officer of each of The Edelman Financial Group 's Registered Investment Advisers.

•

“Code” refers to TEFG's Code of Ethics.

•

“TEFG” and the “Firm” refer to each of TEFG’s Registered Investment Adviser subsidiaries listed on Exhibit A.

•

“Designee” refers to any person designated by the CCO or CEO for purposes of maintaining and enforcing the Code.

•

“Reportable security” means any security as defined in Section 202(a)(18) of the Advisers Act, EXCEPT that it does not include:

i.

Transactions and holdings in direct obligations of the Government of the United States;

ii.

Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;

iii.

Shares issued by money market funds; and

iv.

Transactions and holdings in shares of other types of open-end registered mutual funds, unless TEFG or a control affiliate acts as the investment adviser or principal underwriter for the fund; and

v.

Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in mutual funds, unless TEFG or a control affiliate acts as an investment adviser or principal underwriter for the fund.

Personal Securities Transactions

General Policy

TEFG has adopted the following principles governing personal investment activities by TEFG employees:

(i)

The interests of client accounts will at all times be placed first;

(ii)

All personal securities transactions will be conducted in such manner as to avoid any actual or potential conflict of interest or abuse of an individual’s position of trust and responsibility; and

(iii)

Access persons are discouraged from engaging in short-term trading and are prohibited from market timing in securities that are owned by TEFG’s clients. Short-term trading is generally any purchase and sale, or sale and purchase, of a security within 30 days.

Covered Accounts

The Firm’s personal securities transaction policy applies to any account in which an employee/Access person has a beneficial interest or over which the employee has control.  This includes accounts of the employee’s immediate family members (any relative by blood, marriage or domestic partnership living in the employee’s household) and accounts under the employee’s direct or indirect influence or control (e.g., custodial accounts, trust accounts in which the employee are a trustee or a beneficiary, partnerships in which the employee is the general partner, etc.).

Reportable and Exempt Securities

TEFG must collect information regarding the personal trading activities and securities holdings of all employees (See Reporting Requirements below).  All Access persons must provide periodic reports regarding transactions and holdings in any reportable security, as that term is defined in Section 202(a)(18) of the Advisers Act (“reportable security”). The following are NOT reportable securities:

(i)

Direct obligations of the U.S. Government;

(ii)

Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;

(iii)

Shares of money market funds;

(iv)

Transactions and holdings in shares of other types of open-end registered mutual funds, unless TEFG acts as the investment adviser, subadviser or principal underwriter for the fund; and

(v)

Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in mutual funds, unless TEFG or a control affiliate acts as an investment adviser or principal underwriter for the fund.

Exchange-traded funds, or ETFs, are somewhat similar to open-end registered investment companies. However, ETFs are reportable securities, and are subject to the reporting requirements contained in this Personal Securities Transactions Policy.

Participation in Initial Public Offerings (“IPO”) are Prohibited

No employee shall purchase an interest in any IPO.  This prohibition extends to any immediate family member of the employee if the employee materially supports, or receives material support from, the immediate family member.

Preclearance Procedures

Preclearance for Private or Limited Offerings

No employee shall acquire beneficial ownership of any securities in a limited offering or private placement without the prior written approval of the CCO (or designee), who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the employee's activities on behalf of a client).

An employee may, directly or indirectly, acquire or dispose of beneficial ownership of a private placement only if:

(i)

Such purchase or sale has been approved by the CCO;

(ii)

A preclearance form is completed and signed with approval from the employee’s supervisor (or designee), and the CCO (or designee). Advance pre-clearance approval in no way waives or absolves any employee of the obligation to abide by the provisions, principles and objectives of this Code;

(iii)

The CCO has not rescinded such approval prior to execution of the transaction; and

(iv)

The CCO concludes, after reasonable consultation with others as deemed appropriate, that no clients have any foreseeable interest in purchasing such security.

A record of approval by the CCO shall be maintained under TEFG’s books and records requirements.

The Preclearance List

The Edelman Financial Group Registered Investment Adviser subsidiaries that advise or sub-advise mutual funds may maintain a Preclearance List. The Preclearance List includes all investment companies (i.e., mutual funds) advised or sub-advised by the Firm and any securities in which the Firm has a significant ownership position, either directly or indirectly. No employee of the applicable Edelman Financial Group Registered Investment Adviser subsidiary may buy or sell any security included on the Preclearance List without having first obtained express permission from the CCO or designee.

Specifics regarding the transactions subject to the pre-clearance policy will be included in a separate Employee Trading Policy prepared and disseminated to employees by the CCO or designee of The Edelman Financial Group Registered Investment Adviser subsidiary to which the preclearance policy applies. The CCO or designee will also provide a Preclearance Form and will maintain records of all preclearance requests along with the disposition.   No transaction submitted for preclearance will be approved if such transaction poses a conflict of interest or in any way appears improper.

Black-Out Period

Employees are prohibited from buying or selling a security on the same day as a client before the client’s order is either executed or withdrawn. Investment opportunities must be offered to clients first, before the Firm or its employees may act upon them.

Should an employee trade on the same day and in the same security as a client, the employee may not receive a better price than the client. If an employee’s trade is executed at a better price than a client’s, the Firm will award the better price to the client. Employees may trade simultaneously with a client in the same security so long as the same price is obtained.

In certain situations, the timing of a transaction is not within the employee’s control, and the potential for trading ahead of the client does not exist.  Therefore, the black-out period does not apply to the following types of transactions:

(i)

Purchases or sales effected in any account over which an employee has no direct or indirect influence or control and the person making the investment decision with respect to such account has no actual knowledge about the Firm’s pending buy or sell orders;

(ii)

Purchases that are part of an automatic investment plan (a program in which regular periodic purchases or withdrawals are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation); or

(iii)

Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities.

Interested Transactions

No employee shall recommend any securities transaction for a client without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation:

(i)

Any direct or indirect beneficial ownership of any securities of such issuer;

(ii)

Any contemplated transaction by such person in such securities;

(iii)

Any position with such issuer or its affiliates; and

(iv)

Any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

Outside Brokerage Accounts and Holdings

Account Opening

Employees may maintain their brokerage accounts with the firm or may maintain an outside account subject to prior written authorization from the employee’s supervisor and/or the CCO (or designee).

Duplicate Statements and Confirms

Upon receipt of a written request to open an account, the CCO or designee will instruct the broker-dealer maintaining the account(s) to send electronic feeds of transactions to the Firm’s third party vendor or hard copy duplicate statements and confirmations will be required.

The Firm must receive electronic transaction feeds or paper copies of:

(i)

Duplicate brokerage statements; and/or

(ii)

Duplicate trading confirmations for all reportable securities required under this Code to comply with the quarterly transaction reporting obligations provided however, that trading in any securities that are not reflected in the statements and/or confirmations must be provided separately as noted below in accordance with the Code’s reporting requirements.

Reporting Requirements

Every Access Person is required to provide initial and annual holdings reports and quarterly transaction reports to the CCO or designee. Access persons may submit their annual holdings and quarterly transaction reports electronically.

Initial Holdings Report

New employees shall, no later than ten (10) days after the commencement of their employment, file an initial holdings report containing the following information:

(i)

The title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each reportable security in which the Access person has any direct or indirect beneficial interest ownership;

(ii)

The name of any broker, dealer or bank, account name, number and location with whom the Access person maintains an account in which ANY securities are held for the direct or indirect benefit of the Access person; and

(iii)

The date that the report is submitted by the Access person.

If all of the Access person’s holdings are held at a broker-dealer or custodian, the Initial Holdings Report, along with a current brokerage statement containing the required information noted above, will be considered acceptable reporting for this requirement, if each listed holding contains both the ticker symbol and the CUSIP number for each reportable security.  The brokerage statement submitted must be current as of a date not more than forty-five (45) days before the person becomes an employee of the Firm.

If the Access person has reportable securities that are not held at a broker-dealer or custodian, or the information on statements is incomplete, the Initial Holdings Report must list all reportable securities not submitted via a current brokerage statement. This includes but is not limited to private placements, and securities held at the Employee’s home, in a safe deposit box and by an issuer. All new Access persons must complete and sign the outside accounts approval form certifying that all outside personal brokerage accounts have been disclosed to the Firm.

Annual Holdings Report

Access persons are required to provide the CCO (or designee) with a complete list of securities holdings on an annual basis, on or before February 14th of each year.  The report shall be current as of December 31st, which is a date no more than 45 days from the final date the report is due.

The annual holdings report shall contain the following information:

(i)

The title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each reportable security in which the Access person has any direct or indirect beneficial interest ownership;

(ii)

The name of any broker, dealer or bank, account name, number and location with whom the Access person maintains an account in which ANY securities are held for the direct or indirect benefit of the Access person; and

(iii)

The date the Access person submits the report.

The report may be submitted electronically or in paper form as direct by the Firm.  A current brokerage account statement containing the required information noted above, accompanied by the certification, will be considered acceptable reporting for this requirement.

All employees must certify annually that all outside personal brokerage accounts have been disclosed to the Firm.  Annual attestations may be submitted via an electronic system.

Quarterly Transactions Report

Each quarter, Access persons must report all transactions in reportable securities in any accounts over which they have a beneficial interest.  This reporting requirement is generally met with duplicate trade confirmations and account statements provided by the custodian (either in paper form or electronically).  In order to certify that all transactions have been reported, all Access persons must complete a quarterly securities transaction report and submit it to the CCO within 30 days of the end of each calendar quarter. Quarterly attestations may be submitted via an electronic system.

Transactions Exempt from Reporting

An employee need not submit a report with respect to:

(i)

Transactions effected pursuant to an automatic investment plan; and

(ii)

A transaction or initial and annual holdings report with respect to securities held in accounts over which the Access person has no direct or indirect influence or control (i.e., any transactions occurring in an account that is managed on a fully-discretionary basis by an unaffiliated money manager and over which such employee has no direct or indirect influence or control)

Monitoring and Review of Personal Securities Transactions

The CCO (or designee) or the employee’s supervisor (or designee) will monitor and review all reports required under the Code for compliance with TEFG’s policies regarding personal securities transactions and applicable SEC rules and regulations.  Such reviews will be evidenced as required under the procedures specific to each of The Edelman Financial Group Registered Investment Adviser subsidiaries.

The CCO or the employee’s supervisor also may initiate inquiries of employees regarding personal securities trading.  All employees are required to cooperate with such inquiries and any monitoring or review procedures employed by the Firm.

Any personal transactions for accounts of the CCO will be reviewed and approved by the CEO or other designated supervisory person.  The CCO or designee shall at least annually identify all employees who are required to file reports pursuant to the Code and will inform such employees of their reporting obligations.

The CCO or designee shall periodically monitor and sample transactions of Access persons in order to ascertain any patterns of misconduct that may evidence conflicts or potential conflicts contrary with the principles and standards of this Code.

Reporting Violations and Remedial Actions

Employees are urged to seek the advice of the CCO for any questions about the Code or the application of the Code to their individual circumstances.

Employees shall promptly report to the CCO or designee any perceived or apparent violations of the Code.  An employee may submit a good faith complaint regarding alleged violations with respect to any compliance matter without fear of dismissal or retaliation of any kind.

Retaliation for the reporting of a violation under this Code will constitute a violation of the Code.  In order to mitigate the potential for such behavior, all reports of Code violations will be treated as being made on an anonymous basis.

Any breach arising in connection with personal securities trading should be resolved in favor of the client even at the expense of the employee or of the Firm. Employees also should understand that a material breach of the provisions of the Code may constitute grounds for disciplinary action, including termination of employment with TEFG.

Disclosure Requirements

TEFG shall describe its Code of Ethics to clients in Part 2A of Form ADV “the Brochure” and, upon request, furnish clients with a copy of the Code.  All client requests for TEFG’s Code of Ethics shall be directed to the CCO.

Certification

Initial Certification

All employees will be provided access to the Code and must attest within 10 days of employment that they have:

(i)

Received a copy of the Code;

(ii)

Read and understand all provisions of the Code;

(iii)

Agreed to abide by the Code; and

(iv)

Reported all account holdings as required by the Code.

Acknowledgement of Amendments

All employees shall receive any amendments to the Code and must annually certify to the CCO or designee in writing that they have:

(i)

Received a copy of the amendment;

(ii)

Read and understood the amendment; and

(iii)

Agree to abide by the Code as amended.

Annual Certification

All employees must annually attest that they have:

(i)

       Read and understood all provisions of the Code;

(ii)

       Complied with all requirements of the Code; and

(iii)

       Submitted all holdings and transaction reports as required by the Code.

Further Information

Employees should contact the CCO regarding any inquiries pertaining to the Code or the policies established herein.

Prohibition Against Insider Trading

Policy Statement

TEFG prohibits employees from trading, either personally or on behalf of others, including accounts managed by TEFG, on material nonpublic information, or communicating material nonpublic information to others in violation of the law. This conduct is commonly referred to as “insider trading”.  This policy extends to activities outside as well as within the employee’s duties for the Firm.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

(i)

Trading by an insider while in possession of material nonpublic information,

(ii)

Trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

(iii)

Communicating material nonpublic information to others.

The elements of insider trading and the penalties for such unlawful conduct are discussed below.  If, after reviewing this policy statement, you have any questions you should consult the CCO.

Who is an Insider?

The concept of “insider” is broad.  It includes officers, directors and employees of a company.  In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes.  A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers and the employees of such organizations.  According to the U.S. Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

What is Material Information?

Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions.  Generally, this includes any information, the disclosure of which will have a substantial effect on the price of a company’s securities.  No simple test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry.  For this reason, employees should direct any questions to the CCO about whether information is material.

Material information includes, but is not limited to, facts concerning a company’s results and operations, including, for example, dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information also may relate to a client's securities holdings and transactions.  Information gained by an employee about a significant client order to purchase or sell securities may, in some contexts, be material.

What is Nonpublic Information?

Information is “nonpublic” if it is not available to the general public.  In order for information to be considered public, it must be broadly disseminated or made widely available to the general public, such as through a public filing with the SEC or some other government agency, the Dow Jones “tape” or The Wall Street Journal or some other publication of general circulation.

Identifying Possession of Inside Information

Prior to entering a trade in the securities of a company about which an employee may possess inside information, the employee must determine if the information is material and if the information is nonpublic. If the employee believes that he or she might have access to material, nonpublic information, the employee should take the following steps:

(i)

Report the information and proposed trade immediately to the CCO;

(ii)

Do not purchase or sell the securities on behalf of anyone, including investment funds or private accounts managed by the firm; and

(iii)

Do not communicate the information inside or outside the firm, other than to the CCO.

After the CCO has reviewed the matter, the employee will be instructed to either continue the prohibition against trading and communicating, or the employee will be permitted to trade and communicate the information.

Contacts with Public Companies

To protect the employee, the client and the firm, the employee must contact the CCO immediately in any situation where the employee believes that he or she may have received material, nonpublic information as a result of contacts with public companies. Contacts with public companies may exist given the fact that certain clients of TEFG may be associated with publicly traded companies.  Difficult legal issues can arise, however, when, in the normal course of business with these contacts, an employee of TEFG becomes aware of material, nonpublic information.  This could happen, for example, if a client of TEFG associated with a publicly traded company prematurely discloses his company's quarterly financial results to an employee.

Tender Offers

Employees of TEFG and others subject to this Code should exercise extreme caution any time they become aware of nonpublic information relating to a tender offer.  Tender offers represent a particular concern in the law of insider trading for two reasons: First, tender offer activity often produces extraordinary gyrations in the price of the target company’s securities.  Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases).  Second, the SEC has adopted a rule which expressly forbids trading and “tipping” while in the possession of material, nonpublic information regarding a tender offer received from the tender offer or, the target company or anyone acting on behalf of either.

Prohibited Acts

To avoid perceived or apparent conflicts of interest, employees are prohibited from:

(i)

Accepting employment or engaging in a business, including consulting and similar arrangements or arrangements with competitors which may conflict with the performance of their duties or the Firm’s interest. All outside business activities require prior approval by the CCO (or designee).

(ii)

Taking advantage of opportunities that are discovered through the use of TEFG’s proprietary, non-public information (such as processes, programs, software, and business information and plans) about TEFG or its businesses, or position, even if developed by the employee either within or outside of the employee's area of responsibility, or using corporate property, information or position for personal gain, or competing with TEFG.

(iii)

Taking unfair advantage of any customer, supplier, competitor, or other Firm information through manipulation, concealment, abuse of privileged information, misrepresentation of material fact, or any other unfair dealing or practice.

(iv)

Soliciting or demanding money or anything of value from any person benefitting themselves in conjunction with the performance of their duties to TEFG (other than normal compensation received from TEFG).

(v)

Accepting personal fees, commissions, other compensation paid, or expenses paid or reimbursed from others, not in the usual course of TEFG's business, in connection with any business or transaction involving TEFG.

(vi)

Purposefully viewing or using confidential information about the Firm or its businesses, employees, or customers, consumers or suppliers without a valid business reason, for personal benefit or disclosing such information to others outside of job duties.

(vii)

Misusing TEFG's information technology and electronic communications system, including accessing or distributing pornographic or other distasteful information or materials containing offensive, sexually explicit or harassing language, sending chain letters, or conducting excessive personal business.

(viii)

Permitting Firm property (including data transmitted or stored electronically and computer resources) to be damaged, lost, used, or intercepted in an unauthorized manner.

(ix)

Making any political contribution of money or other property on behalf of TEFG that would violate federal or state law or securities regulations.

(x)

Borrowing or accepting money from customers or suppliers unless the customer or supplier is a financial institution that makes such loans in the ordinary course of its business.

(xi)

Providing customers with legal, tax, accounting or investment advice not in the usual course of business; or recommending attorneys, accountants, securities dealers, insurance agents, brokers, real estate agents, or other service providers, unless authorized by the Firm.

(xii)

Engaging or investing in any business that directly or indirectly competes with services provided by TEFG or any subsidiary of the Firm, except where such an investment represents insignificant ownership in a publicly traded company.

(xiii)

Knowingly benefiting from an error, including but not limited to payment of compensation (including incentive plan payments) or travel and entertainment expense reimbursement, without disclosing that error.

(xiv)

Engaging in any of the above actions indirectly through another person.

Gifts and Entertainment

Background

Giving, receiving or soliciting gifts in a business setting may create an appearance of impropriety or may raise a potential conflict of interest. Business entertainment should not be lavish or extravagant and must serve a definite business purpose. TEFG has adopted the following policies to guide employees in this area.

General Policy

TEFG's policy with respect to gifts and entertainment is as follows:

(i)

Employees may not solicit gifts or gratuities;

(ii)

Employees should not accept or provide any gifts or favors that might influence their decisions or the decisions of the recipient in business transactions involving TEFG, or that others might reasonably believe would influence those decisions;

(iii)

Modest gifts and favors, which would not be regarded by others as improper, may be accepted or given on an occasional basis subject to the annual limit of $100 per client or vendor per year;

(iv)

Gifts of de minimis value (e.g., pens, notepads or modest desk ornaments) or promotional items of nominal value that display the firm's logo (e.g., umbrellas, tote bags or shirts) are excluded from the $100 annual limit; and

(v)

Entertainment, which would not be regarded by others as improper and conforms to generally accepted business practices, is permissible, and is not subject to the $100 annual limit.

Reporting Requirements

TEFG employees must comply with reporting requirements contained in the applicable TEFG policies and procedures.

Outside Business Activities

General Policy

An employee's primary professional commitment must be to the firm. Employees must obtain written approval from their manager before engaging in any outside business activity, including charitable or non-profit activities if the employee receives compensation or acts in a position of influence (e.g., officer, director, etc.).  Employees should avoid activities that might cause their interests to conflict with those of the firm or clients, including the following outside employment activities:

(i)

Engaging in any other business;

(ii)

Receiving compensation for employment;

(iii)

Serving as an officer, director, general partner or employee of any other business organization; or

(iv)

Receiving any compensation from any person or entity in connection with any securities activity.

This policy generally does not apply to civic, social, educational or community activities.

Reporting Requirements

Every employee must obtain approval from their manager in writing prior to engaging in any outside business activity. For reporting purposes, an outside business activity includes but is not limited to selling insurance products or real estate, acting as a consultant, CPA, accountant, tax preparer, enrolled agent, attorney, mortgage broker, second jobs, or online social networking websites used with/for such activities. Employees are to report work for charitable or non-profit organizations only if compensation is received or if the employee is acting in a position of influence for the organization (e.g., an officer, director, treasurer, etc.).

If the manager approves the request, he or she will:

(i)

Require forwarding to the CCO for compliance approval;

(ii)

The CCO will consider whether any conflicts of interest exist or might arise, whether it can be resolved and if any regulatory concerns arise;

(iii)

     The CCO may impose such conditions as are deemed appropriate to protect the firm and its clients; and

(iv)

If the activity is approved, the CCO may request continuing documentation to substantiate an employee's role and compensation regarding the outside activity.

Political Contributions

General Policy

Employees are required to pre-clear any contribution to a state or local official or candidate's campaign, or to any state or local political party committee, political committee or any other political organization exempt from federal income taxes under Section 527 of the Internal Revenue Code. This includes contributions to a federal candidate who is a state or local official at the time of the contribution.  Pre-clearance is also required in connection with contributions to government officials by Political Action Committees (PACs) under an employee’s control.

Any contribution must be in compliance with the SEC’s “Pay-to-Play” rule, which limits the amount employees can contribute to certain candidates.  Violation of this rule can potentially prohibit TEFG from being compensated for any investment advisory services for two years from the government entity to which the contribution was made.

Pre-clearance Requirements

Employees who wish to make political contributions to any state or local government officials, and/or candidates for state and local government, must follow the applicable TEFG pre-clearance procedure and have the contribution approved prior to making the contribution.  No contribution may be made until the employee is informed by the CCO or designee that the contribution has been approved.

Limitations on contributions are as follows:

(i)

$350 per election, per candidate if the employee is eligible to vote for the candidate.

(ii)

$150 per election, per candidate if the employee is not eligible to vote for the candidate.

(iii)

Employees are prohibited from soliciting or coordinating political contributions made to such candidates/officials.

(iv)

These limitations/prohibitions include candidates for federal offices if the candidates are currently state or local government officials.

Employees are also prohibited from performing any act, directly or indirectly, which would result in a violation of the rule. This includes using other persons or entities as conduits to circumvent the rule. Contributions made by others (such as spouses, family members, placement agents, consultants, attorneys, businesses, etc.) at the direction of an employee are also considered to be made by the employee for the purposes of this rule.

Marketing and Promotional Activities

Testimonials

Testimonials are prohibited under the Advisers Act.   Rule 206(4)-1(a) also prohibits advertisements that:

(i)

Refer to any testimonial of any kind concerning TEFG or any service rendered by TEFG;

(ii)

Refer to past specific recommendations of TEFG that were or would have been profitable;

(iii)

Represent that any graph, chart, or formula or other device offered by TEFG can be used to determine which securities to buy, sell, or when to buy or sell them; and

(iv)

Contain any statement to the effect that any report, analysis, or other service will be furnished free or without charge, unless it will be furnished free and without any condition or obligation.

Media Contact

Employees must refrain from contacting the media without prior authorization of the CCO (or designee) or the CEO. Should an employee be contacted by a media representative (television, radio, newspapers, magazines, etc.) the employee is not permitted to comment without first obtaining authorization from the CCO or the CEO.

Social Networks, Websites, Chat Rooms and Other Electronic Communication Systems

Social Media

Employees may not communicate with clients via social media regarding business matters, including any mention of securities, financial advice of any kind, or investment advisory services. There should be no use of business references for social purposes. Employees will be required to attest to compliance with this policy not less than annually.

On-line social networking and the use of social media are considered a private undertaking by any given individual. This would include such sites as: Facebook, Myspace, Twitter, Friendster, YouTube, blogging, or discussion forums. Typically a “personal profile” is part of the data that is requested or required to establish a personal account (to include: hobbies, sports, interests and place of employment). TEFG’s policy is that its employees do not indicate in their profiles that they are associated with or employed by the company. The only exception to this policy is that employees may list the firm name as their employer on LinkedIn (www.linkedin.com).

While using any form of social media, employees may not discuss business related matters; nonpublic, confidential, or other proprietary information about the firm, a colleague, or client; or personal information about other individuals/colleagues or clients. Employees may not cite or reference employees, clients, partners, or suppliers.

A LinkedIn endorsement and the Facebook “Like” feature on an investment adviser’s social media site could be deemed to be a testimonial if it is an explicit or implicit statement of a client’s experience with the investment adviser or one of its employees. On Facebook, employees are prohibited from posting anything business-related which could be deemed a testimonial if someone “likes” it.  There is currently no way to completely opt out of skill endorsements on LinkedIn.  For this reason, employees are required to hide endorsements on their LinkedIn profiles.

On LinkedIn, a recommendation is a written statement of recommendation from a connection.  Employees are prohibited from requesting or soliciting recommendations from connections.  A recommendation on LinkedIn can be hidden but not deleted.  For this reason, should an employee receive an unsolicited recommendation from a connection, the recommendation must be hidden.

Websites, Chat Rooms and Blogs

No employee may establish a publicly accessible website that includes information related to the financial services business, without prior written approval of the CCO.  As interactive, extemporaneous conversations, chat rooms are considered a public forum. Participation in chat rooms for business purposes is prohibited. A web log or "blog" is an Internet online personal journal established and frequently updated by an individual and is of a very public nature. A blog is searchable through Google and other search engines and other blogs can link to it, potentially carrying the blogger's message to millions of viewers. Blogging encourages free-wheeling discussion of topics, the direction of which is often beyond the blogger's control. The millions of potential viewers include existing and potential clients and law enforcement officials.  Employees are prohibited from creating or participating in blogs that deal with the company, its employees, clients and business.

Rev 10.2013

TEFG Code of Ethics

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Exhibit A

TEFG Companies that have adopted the Code of Ethics:

Edelman Financial Services LLC

Global Financial Services, L.L.C.

GFS Advisors LLC

Leonetti & Associates, LLC

Miller-Green Financial Services, Inc.

Sanders Morris Harris Inc.

SMH Capital Advisors, Inc.

The Rikoon Group, LLC

Rev 10.2013

TEFG Code of Ethics

4 of 22